EXHIBIT 10.2

                              CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") is entered into on the 9 day of May, 2003, by and between Anthony Sklyar, an individual having an office located at 2 East
Camino Real, Suite 202, Boca Raton, Florida 33432 (hereinafter referred to as
"the Vendor")

                                      and

First Cypress Technologies, Inc. a Nevada corporation, having an office located at 1281 West Georgia Street, Suite 501 Vancouver, British Columbia V6E 3J7
(hereinafter referred to as "FCYP").

WHEREAS, FCYP is desirous of the Vendor performing certain services on its behalf as more specifically set forth on Appendix A attached hereto ("the
Services") and made a part hereof;

WHEREAS, the Vendor desires to perform the services for FCYP; and

WHEREAS, the parties have agreed that the Vendor will provide the Services according to the terms and conditions set forth in this Agreement.

NOW THERFORE, THE PARTIES AGREE AS FOLLOWS:

1. Appointment
FCYP hereby appoints and engages the Vendor pursuant to the terms and conditions of this Agreement. Vendor accepts such appointment and agrees to perform the
Services described in Appendix A Attached hereto and made a part hereof ("the
Services") upon the terms and conditions of this Agreement.

2. Engagement
FCYP engages Vendor to provide the Services. Vendor accepts said engagement and agrees to provide the Services to FCYP.

3. Authorities and Description of Services
During the term of this Agreement, Vendor will furnish some or all of the
Services from time to time as requested by FCYP and agreed upon by the parties, specifically, Vendor shall construct and host an interactive website for FCYP as set forth in Appendix A for use in employment, training, product information and development and customer information.

4. Term of Agreement
This Agreement shall become effective upon execution hereof and shall continue thereafter and remain in effect for a period of twelve (12) months.

5. Where Services shall be performed
The Services shall be performed by Vendor at any office location deemed appropriate by Vendor.

6. Use of Services/Materials Created by Vendor
FCYP agrees that the Services, materials, products or intellectual property created by Vendor will not be used by FCYP to: promote FCYP's common stock in connection with investor relations, in connection with marketing of FCYP's common stock, or in connection with an offering of FCYP's common stock, either by FCYP directly or indirectly through any third parties.

7. Termination
This Agreement may be terminated by either party prior to the expiration of the term as follows:
      a.  Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;
      b.  Upon the other party taking the benefit of any insolvency law; and/or
      c.  Upon the other party having or applying for a receiver appointed for either party; and
      d.  Upon the breach of any representation by FCYP.

8. Vendor as Independent Contractor
Vendor shall provide the Services as an independent contractor, and not as an employee of FCYP or any company affiliated with FCYP. Vendor has no authority to bind FCYP or any affiliate of FCYP to any legal action, contract, agreement, or purchase. Vendor is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded to FCYP employees.

9. FCYP May Engage in Conflicting Activities
FCYP acknowledges that Vendor does, and shall, represent and service other and multiple clients in the same manner as it does FCYP, and that FCYP is not an exclusive client of Vendor.

10. Amendments
This Agreement may be modified or amended, provided such modifications or amendments are mutually agreed upon by and between the parties hereto and that said modifications or amendments are made in writing and signed by both parties.

11. Severability
If any provision of this Agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is contrary to law, invalid or unenforceable, and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

12. Applicable Law
This Agreement is executed pursuant to, and shall be interpreted and governed for all purposes by, the laws of the State of Florida for which the Courts in
Broward County, Florida shall have jurisdiction. If any provision of this
Agreement is declared void, such provision shall be deemed severed from this
Agreement, which shall otherwise remain in full force and effect.

Notices           If to Vendor, to: Anthony Sklyar
                                            2 East Camino Real, Suite 202
                                            Boca Raton, Florida 33432

                  If to FCYP, to:   Attention: Robert Rosner
                                            First Cypress Technologies, Inc.
                                            1281 West Georgia Street, Suite 501
                                            Vancouver, British Columbia V6E 3J7

13. Insurement
This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

14. Assignment
FCYP hereby grants the Vendor the right to assign any or all of its obligations incurred hereunder to any entity which is an affiliate of the Vendor and by this
Agreement does hereby consent to any said assignment upon the Vendor advising
FCYP of said assignment in writing to FCYP's address for notice provided herein and that subsequent to said assignment FCYP's relationship with the Vendor is severed in its entirety provided, however, that FCYP is in no manner responsible for any further costs or expenses to said affiliate except for those said costs noted in this Agreement which have not been paid to the Vendor.

15. Compensation
In consideration of Vendor performing the Services, FCYP shall pay to Vendor
Five Hundred Thousand (500,000) Shares of FCYP Common Stock registered on Form
S-8 in the name of Anthony Sklyar ("the Shares") in compliance with the Exchange
Act of 1933 ("the 1933 Act"). Vendor shall not be obligated to perform any
Services until he receives the Shares.

16. Authority to Execute and Perform Agreements
FCYP has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully the obligations hereunder including approval by the Board of Directors of FCYP. This
Agreement has been duly executed and delivered and is the valid and binding obligation of FCYP enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency, or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the other agreements contemplated hereunder, and the consummation of the transactions contemplated hereby and thereby, and the performance by FCYP of this Agreement, in accordance with their respective terms and conditions, will not:

     a. require the approval or consent of any foreign, federal, state, county, local, or other governmental or regulatory body or the approval or consent of any other person;

     b.  conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under any order, judgment, or decree applicable to FCYP, or any instrument, contract, or other agreement to which FCYP is a party or by or to which FCYP is bound or subject; or

     c. result in the creation of any lien or other encumbrance on the assets or properties of FCYP.

Anthony Sklyar
/s/ Anthony Sklyar
------------------

By: Anthony Sklyar

First Cypress Technologies, Inc

/s/ Robert Rosner
-----------------

By: Robert W. Rosner, President

                                   Appendix A

Stages of development:

Stage One:  Planning
--------------------

THE VENDOR will obtain a basic understanding of the objectives of FCYP and what
FCYP has already accomplished in the development of their current web presence.
Under the direction of FCYP, THE VENDOR will define the basic goals, and mission behind the project.

After completion, the following categories will be outlined with detailed explanation.

o        A Schedule for Site Completion
o        Basic Site Content
o        Technical Arrangements (including photos)
o        Site Architecture
o        Hosting parameters

Stage Two:  Development
-----------------------
After agreeing and written authorization of plan, development will commence.
Vendor will set aside space on a designated web server, and begin to layout the ideas and concepts discussed for the FCYP website. FCYP on a timely basis will approve photographs, illustrations, and Internet architecture. All back end issues will be addressed, and corrected, and the site is approved by FCYP before final publication.

Photographs of all products will be taken by Vendor under the direction of FCYP.

Stage Three: Implementation
---------------------------
The process of building the website according to its design is called
`implementation'. During this process web designers create hypertext markup language (HTML), Common Gateway Interface (CGI) programs, Flash Development, and/or Java scripts and/or applets. The implementation process resembles software development because it involves using a specific syntax for encoding web structures or a programming language in a formal language in computer files.
Although there are automated tools to help with the construction of HTML documents, a thorough grounding in HTML enriches the web implementers'
expertise.

Stage Four: Testing
-------------------
After Vendor has implemented the website onto the Internet servers, the Vendor will begin a comprehensive review of aspects and traffic through the site ensuring that qualified hits will be at optimal levels. Cross platform testing will commence in this phase. All interactive components in the website will be subjected to a highly specialized group for pier testing. Testing will allow us to streamline and optimize the website for maximum efficiency.